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Exhibit 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

EquiFin, Inc.
(formerly Intersystems, Inc.)
Spring Lake, New Jersey

We hereby consent to the incorporation by reference in Registration Statements No. 333-46035 on Form S-8 and No. 333-00003 and 333-42235 on Form S-3 of our report dated March 20, 2002 relating to the consolidated financial statements of EquiFin, Inc. (formerly Intersystems, Inc.) appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Woodbridge, New Jersey

April 14, 2003

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  Exhibit 23.1